UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2001

AVANEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

000-29175	94-3285348
(Commission File Number)	(I.R.S. Employer Identification Number)

40919 Encyclopedia Circle
Fremont, California    94538
(Address of principal executive offices including zip code)

(510) 897-4188
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

Avanex Corporation provides financial results for the Third Quarter of Fiscal 2001.

Avanex Corporation also announces that Paul Engle, President and Chief Operating Officer, would become Chief Executive Officer (CEO) of the company and Walter Alessandrini will retire as CEO, effective July 1, 2001. Walter intends to continue as Chairman of the Board through calendar 2003.

Item 7. Exhibits.

(c) Exhibits.

99.1 Press Release dated April 24, 2001, issued by Avanex Corporation

99.2 Press Release dated April 24, 2001, issued by Avanex Corporation

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 26, 2001

AVANEX CORPORATION

(Registrant)

By:	/s/ JESSY CHAO

Jessy Chao
Vice President, Finance and Chief Financial Officer
(Duly Authorized Officer and Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit	Description
99.1	Text of press release dated April 24, 2001 - Earnings Press Release
99.2	Text of press release dated April 24, 2001 - CEO Press Release